Exhibit 99.2

Sent via Electronic Delivery to: sparker@TorMinerals.com

May 22, 2008

Mr. Steven H. Parker
Treasurer and Chief Financial Officer
TOR Minerals International, Inc.
722 Burleson Street

Corpus Christi, Texas 78402

Re:      TOR Minerals International, Inc. (the "Company")
Nasdaq Symbol: TORM

Dear Mr. Parker:

On May 19, 2008, Staff notified the Company that it did not comply with the audit committee requirements for continued listing on The Nasdaq Capital Market set forth in Marketplace Rule 4350(d)(2) (the "Rule"). Based on the information regarding the appointment of Steve Paulson to the Company's audit committee, as detailed in your email dated May 22, 2008, Staff has determined that the Company complies with the Rule and this matter is now closed.

If you have any questions, please contact Nikolai Utochkin, Lead Analyst, at (301) 978-8029.

Sincerely,

Randy Genau
Director
Nasdaq Listing Qualifications